CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 12, 2000, on the March 31, 2000 financial statements of the S&P 500 Index Fund of the SEI Index Funds, and to all references to our firm included in or made part of the The Pillar Funds' Post-Effective Amendment No. 23 to the Registration Statement File No. 33-44712.

                                                /s/ Arthur Andersen LLP


Philadelphia, PA
April 24, 2001